UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2019

V.F. Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5256	23-1180120
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

8505 E. Orchard Road
Greenwood Village, Colorado 80111
(Address of principal executive offices)

(336) 424-6000
(Registrant’s telephone number, including area code)

105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
0.625% Senior Notes due 2023	VFC23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On July 10, 2019, V.F. Corporation (“VF”) announced the availability of supplemental investor information related to VF’s historical quarterly and annual results for fiscal 2019 that gives effect to the separation of Kontoor Brands, Inc. in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and on an adjusted basis. VF believes this provides investors with useful supplemental financial information regarding VF’s underlying business trends and the performance of VF’s ongoing operations, in accordance with GAAP and on an adjusted basis, post the separation of Kontoor Brands, Inc.

The supplemental financial information is available on the investor relations section of VF’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

	By:	/s/ Laura C. Meagher
Name: Laura C. Meagher
Title: Executive Vice President, General Counsel & Secretary

Dated: July 10, 2019